                               TECHNICAL SERVICES
                                    AGREEMENT


                                     BETWEEN


                            HIGHWAYMASTER CORPORATION


                                       AND


                    SOUTHWESTERN BELL WIRELESS HOLDINGS, INC.

                        TECHNICAL SERVICES AGREEMENT


          This Agreement ("Agreement") is made this 27th day of September, 1996, by and between HighwayMaster Corporation, a Delaware corporation
("HighwayMaster"), having its principal office at 16479 Dallas Parkway, Suite 710, Dallas, Texas 75240, and Southwestern Bell Wireless Holdings, Inc. ("Wireless Holdings"), a Delaware corporation having its principal office at 17330 Preston Road, Suite 100A, San Antonio, Texas 75252.


                                   WITNESSETH

          WHEREAS, HighwayMaster sells enhanced communications and information services to the trucking industry;

          WHEREAS, HighwayMaster seeks a telecommunications provider to offer technical support to assist HighwayMaster with its communications services;

          WHEREAS, HighwayMaster wishes to receive and Wireless Holdings or one or more of its Affiliates is willing to provide technical and advisory assistance subject to the terms hereof; and

          WHEREAS, Wireless Holdings intends to acquire an equity interest in HighwayMaster Communications, Inc., a Delaware corporation ("HMCI") of which HighwayMaster is a wholly-owned subsidiary, and in furtherance of that intent, the Parties have negotiated Transaction Documents outlining the terms of their transaction;

          NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below, the Parties agree as follows:

1.   DEFINITIONS

     For the purpose of this Agreement, the following terms shall have the following meanings:

     a) "Affiliate" means any person that directly or indirectly, through one or more of its intermediaries, has control of or is controlled by, or is under common control with, the Person specified.

     b) "Closing" means the final transfer of an ownership interest in HMCI to Wireless Holdings on September 27, 1996 pursuant to the Transaction Documents.


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     c)   "Employee" or "Employees" means an employee or the employees of
     Wireless Holdings or its Affiliates who perform services pursuant to this Agreement.

     d) "Party" or "Parties" means any or all of the parties hereto, either individually or collectively, as the case may be and as the context requires.

     e) "Person" means any individual, partnership, corporation, association, joint stock company, trust, joint venture, unincorporated organization or governmental entity or department, agency or political subdivision thereof.

     f)   "Person-month" shall be 22 work days in any calendar month.

     g) "Project" means the provisioning by Wireless Holdings and one or more of its Affiliates of Technical Assistance and Technical Information to HighwayMaster to assist HighwayMaster in the operation and improvement of its communications transmission system.

     h) "Regulatory Relief" means that SBC Communications Inc. or its Affiliates, in their sole judgment, have obtained all necessary federal and state regulatory approvals to provide landline, interLATA long-distance service pursuant to the Communications Act of 1934, as amended by The Telecommunications Act of 1996.

     i) "Technical Assistance" means advisory services to be made available pursuant to Section 2 hereof, but only to the extent that Wireless Holdings can provide such advisory services rendered to HighwayMaster by Employees.

     j) "Technical Information" means technical or test data, know-how, manuals, and training materials (but not including material or technology protected by copyrights or patents) employed and owned by Wireless Holdings, or which become employed or owned by Wireless Holdings during the term of this Agreement, and which in the sole discretion of Wireless Holdings will be useful for the Project. Technical Information does not include any such information in which any third party, other than an Affiliate of Wireless Holdings, has legally enforceable rights which would be contravened by the transfer of such information by Wireless Holdings to HighwayMaster.

     k)   "Transaction Documents" shall mean (i) the Purchase Agreement,
     (ii) the Certificate of Amendment to the HMCI's Certificate of Incorporation setting forth the terms of the Class B Common Stock and the Series D Participating Convertible Preferred Stock of HMCI and the Amendments to HMCI's Bylaws, in each case adopted by HMCI's Board of Directors on September 27, 1996; and (iii) the Amended and Restated Stockholders' Agreement, among HMCI and the stockholders parties thereto, the Warrant Certificate executed by HMCI in favor of Wireless Holdings, and the Escrow Agreement among HMCI, Wireless Holdings and Texas Commerce Bank, N.A., in each case dated as of September 27, 1996.

2.   TECHNICAL ASSISTANCE SERVICES

          Wireless Holdings will provide HighwayMaster with the non-exclusive right to use in the HighwayMaster organization and in support of HighwayMaster operations the Technical Information for and to obtain Technical Assistance in the Project during the term hereof unless such right is earlier terminated. The Technical Information and Technical Assistance to be provided by Wireless Holdings or its Affiliates shall include information and assistance relating to the following:

     A.   Operational and Technical Assistance

          1.   Engineering design, performance and specifications.

          2.   Operations and maintenance procedures and standards.

          3.   Procurement of necessary equipment.

          4.   Emergency operational and technical matters.

     B.   Financial Management Assistance

          1.   Financial management and accounting procedures.

          2.   Treasury and cash management.

          3.   Design of accounting controls.

     C.   Personnel Assistance

          1.   Recruitment of staff.

     D.   Data Processing Assistance

          1. Design, procurement, operation and maintenance of computerized billing and accounting systems.

          2. Preliminary planning, design, specification and evaluation associated with software and hardware upgrades and expansion.

     E.   Marketing Plan Assistance

          1. Development, marketing and distribution of telecommunications products and services. Neither Wireless Holdings nor any of its Affiliates will perform marketing or distribution on behalf of HighwayMaster for any product or service.

          2.   Development of tariff structures and negotiations.

          3.   Development of distribution outlets.

          4. Development of distribution agreements, including service provider and agency contracts.

          5. Development of customer care provisions and monitoring procedures.

          6.   Development of public relations and promotions programs.

          7. Development of media advertising, including radio, print and television.

     F.   System Planning

          1. Planning of HighwayMaster's communications transmission system, including long distance and cellular service and assistance in the billing of those services to ultimate consumers;

          2.   Clarifying and improving procedures for installing
               HighwayMaster's equipment for communications transmission;

          3. Avoiding saturation and bottlenecks in HighwayMaster's communications transmission system;

          4. Monitoring and offering assistance on the quality of HighwayMaster's communications transmission system.

3.   STANDARD OF PERFORMANCE

     The Technical Information and Technical Assistance provided by Wireless Holdings shall be as technologically advanced and current as that used by Wireless Holdings or its Affiliates in their operations in North America at the time the Technical Information and Technical Assistance are conveyed to HighwayMaster; PROVIDED, HOWEVER, that Wireless

Holdings shall have the discretion to provide less advanced or less current technology if such technology is deemed by Wireless Holdings to be more appropriate or more suitable for HighwayMaster's needs.

4.   SUPPORT OF HIGHWAYMASTER PERSONNEL

     All aspects of the Technical Assistance shall be accomplished in cooperation with the personnel of HighwayMaster, with the objective of supporting such personnel in operations which are the subject of the Project. HighwayMaster will promptly supply to Wireless Holdings and its Affiliates all information determined by Wireless Holdings or its Affiliates to be necessary or useful in evaluating the assistance needs of HighwayMaster. HighwayMaster acknowledges that such cooperation is crucial to achieving the goals of this Agreement and, therefore, any failure to cooperate shall constitute a material breach of this Agreement.

5.   REQUEST FOR TECHNICAL ASSISTANCE BEYOND THE SCOPE OF THIS AGREEMENT

     Wireless Holdings shall keep the Board of Directors of HighwayMaster reasonably informed of the progress of the Technical Assistance. Any technical support outside the scope of the Technical Assistance set forth in paragraph 2 shall be provided upon mutual agreement of the Parties and may be subject to a separate obligation by HighwayMaster to compensate Wireless Holdings for the reasonable expenses of the additional technical support subject to separate billing.

6.   OPERATIONAL SUPPORT AND IMPLEMENTATION

     a) The Chief Executive Officer (CEO) of HighwayMaster or his or her designee shall have the responsibility to implement this Agreement in the HighwayMaster organization. In performing this responsibility, the CEO of HighwayMaster or his or her designee shall work closely with the person appointed by Wireless Holdings to coordinate the Technical Assistance.

     b) As necessary and appropriate, HighwayMaster shall provide Employees with all local administrative support, including, but not limited to, office space, clerical assistance, telephones, and office supplies, at no cost to Wireless Holdings.

7.   SUBCONTRACTING AND OUT-SOURCING

     Wireless Holdings will provide Technical Assistance through Employees. To the extent that any form of Technical Assistance cannot be provided by an Employee, Wireless Holdings will assist HighwayMaster in obtaining subcontractors or other outside sources, but all costs associated with such subcontractors or other outside sources will be the sole obligation of HighwayMaster. Wireless Holdings shall not be liable for any loss, damages, claims or breach of contract associated with the activities of subcontractors or other outside sources for services.

8.   AVAILABILITY OF EMPLOYEES

     During the term of this Agreement, Wireless Holdings agrees to make available Employees at a rate of no more than a total of 24 Person-months per year. The particular Employee or Employees who provide Technical Assistance shall be chosen in the sole discretion of Wireless Holdings or its Affiliates, based upon the availability of such Employees, the needs of HighwayMaster, and a determination by Wireless Holdings or its Affiliates that making such Employees available will not disrupt other operations of Wireless Holdings or its Affiliates.

9.   REIMBURSEMENT FOR EMPLOYEES

     a) Wireless Holdings or its Affiliates will be solely responsible for the salary and benefits of Employees who provide Technical Assistance on a temporary basis (as to any Employee, equal to or less than 45 continuous work days or parts thereof, after accounting for intervening weekends and holidays) and HighwayMaster will not be responsible for reimbursing Wireless Holdings for such Employee salary and benefits. However, HighwayMaster will be responsible for all out-of-pocket expenses that Wireless Holdings, its Affiliates or Employees incur in providing Technical Assistance on a temporary basis including, but not limited to:

          1.   Travel (including business flights), lodging, and food;

          2. The full cost of all materials and supplies used in the performance of the Technical Assistance;

          3. The cost for reproduction of plans, reports, specifications, and other data or documents;

          4. Charges for long-distance and cellular telephone calls and facsimile transmissions;

          5. Any taxes levied on payments made by HighwayMaster to Wireless Holdings under this Agreement (including appropriate gross-ups) needed to ensure total cost recovery for Wireless Holdings;

          6.   Other reasonable out-of-pocket costs and expenses.

     b) Should any Employee provide Technical Assistance in excess of 45 continuous work days, HighwayMaster shall become responsible to reimburse Wireless Holdings or its Affiliates for each work day or part thereof (including travel days) the Employee actually expended in performing the Technical Assistance beyond the 45th work day, including the Employee's fully loaded salary, benefits, overhead and appropriate gross up for taxes, in addition to the out-of-pocket expenses set forth in paragraph 9a. This Agreement does not contemplate that any Employee will permanently relocate to provide Technical Assistance.

     c) To the extent that HighwayMaster seeks Technical Assistance or Technical Information from Wireless Holdings or any Employees which request requires Employees to be available for more than 24 person-months per year, HighwayMaster and SBC will separately negotiate the terms of such additional assistance.

10.  EMPLOYMENT RELATIONSHIP

     a) Each Employee involved in the Project under this Agreement shall remain an employee of Wireless Holdings or its Affiliates, and Wireless Holdings and its Affiliates shall remain solely responsible to the Employee for all salary, benefits, taxes, and expenses. This is not intended to negate HighwayMaster's obligations to Wireless Holdings or its Affiliates as set forth in paragraph 9.

     b) Wireless Holdings' and its Affiliates' obligations under this Agreement shall be subordinate to and subject to the obligations Wireless Holdings and its Affiliates have to any Employee.

11.  INDEMNITY

     a) Solely in connection with this Agreement and the services provided hereunder, and except as provided in this paragraph 11 and its subparts, Wireless Holdings, its Affiliates and Employees shall have no liability to HighwayMaster or to HighwayMaster employees, representatives, suppliers or contractors, or to any other person or entity for any claim, loss, damage, liability, attorney's fees or expenses of any kind whatsoever incurred by reason of or arising out of any act or omission, including gross or simple negligence, on the part of HighwayMaster, its Affiliates or employees or Wireless Holdings, its Affiliates or Employees who provide Technical Assistance Services under this Agreement.

     b) HighwayMaster shall indemnify Wireless Holdings, its Affiliates and Employees against all claims, losses, damages, liabilities, attorney's fees, and expenses of any kind whatsoever to the extent incurred by reason of or to the extent arising out of any act or omission, including gross and simple negligence, on the part of HighwayMaster, its Affiliates or employees.

     c) HighwayMaster shall indemnify Wireless Holdings and its Affiliates against any claims, losses, damages, liabilities, attorney's fees, or expenses of any kind whatsoever incurred by Wireless Holdings or its Affiliates (collectively "Claim"), where such Claim is made by an Employee to the extent such Claim arises out of any act or omission, including gross or simple negligence, on the part of HighwayMaster, its Affiliates or its employees.

     d) Except as described in Subsection (e) below, HighwayMaster agrees not to implead or bring any action against Wireless Holdings, its Affiliates or any Employees based on claims lodged against HighwayMaster by any entity or person arising out of or alleged to arise out of Technical Assistance Services furnished or performed by Wireless Holdings, its Affiliates or Employees, or any subcontractor or outside source for any work arising out of or in any way related to this Agreement to the extent that such claims arise out of any act or omission, including gross and simple negligence on the part of HighwayMaster, its Affiliates or employees.

     e) Nothing in this paragraph 11 shall prevent HighwayMaster from bringing an action against Wireless Holdings for breach of this Agreement.

12. PROPRIETARY INFORMATION OF WIRELESS HOLDINGS OR ITS AFFILIATES, NON-DISCLOSURE TO THIRD PARTIES, AND USE OF TECHNICAL ASSISTANCE SERVICES AND TECHNICAL INFORMATION

     The Parties agree that all Technical Information disclosed by Wireless Holdings, its Affiliates or Employees to HighwayMaster in connection with this Agreement and any advice, report or other information delivered orally or in writing by Wireless Holdings, its Affiliates or Employees to HighwayMaster is owned by Wireless Holdings or its Affiliates, subject only to the right to use granted by this Agreement (and similar agreements made by Wireless Holdings with third parties), and shall be treated as trade secrets and proprietary and confidential information. Such information shall be used only to the extent necessary to implement the Technical Information into the HighwayMaster organization and operations.

     a) HighwayMaster shall not disclose such information to any person or entity other than HighwayMaster personnel with an operational need to know, except as may be authorized by Wireless Holdings or its Affiliates in writing. HighwayMaster shall safeguard the Technical Information at least to the extent that it would safeguard its own trade secrets and proprietary and confidential information.

     b) HighwayMaster undertakes the obligation to maintain in a confidential manner the Technical Information, related materials provided by Wireless Holdings, its Affiliates or Employees, and the provisions of this Agreement for the term of this Agreement and thereafter for a period of five (5) years. Upon termination of this Agreement by reason of a breach or substantial default by HighwayMaster, HighwayMaster shall immediately return all Technical Information that is in HighwayMaster's possession or under its control.

     c) HighwayMaster shall immediately notify Wireless Holdings of any request by any third person, court, or administrative body that the Technical Information be disclosed and shall cooperate with Wireless Holdings in its efforts to protect the Technical Information from disclosure.

     d)   The non-disclosure obligations of HighwayMaster shall not apply to:

          1) Information which is now in or hereafter enters the public domain without breach of this Agreement;

          2) Information known to HighwayMaster prior to the time of disclosure by Wireless Holdings, its Affiliates or Employees or independently developed by HighwayMaster without access to the Technical Information; or

          3) Information disclosed in good faith to HighwayMaster by third persons legally entitled to disclose the same.

     e) HighwayMaster agrees that effective enforcement of this Paragraph 12 requires that the remedies available for breach of HighwayMaster's non-disclosure obligations include, but are not limited to, injunctive relief. Therefore, HighwayMaster waives its rights to object to any applications for injunctions based on this Agreement.

13.  PROPRIETARY INFORMATION OF HIGHWAYMASTER AND NON-DISCLOSURE TO THIRD
     PARTIES

     The parties agree that all information disclosed by HighwayMaster to Wireless Holdings, its Affiliates or Employees in connection with this Agreement and any advice, report or other information delivered orally or in writing by HighwayMaster to Wireless Holdings, its Affiliates or Employees under this Agreement ("HighwayMaster Information") is owned by HighwayMaster and shall be treated as trade secrets and proprietary and confidential information. HighwayMaster Information shall be used only to the extent necessary to implement the Agreement.

     a. Wireless Holdings, its Affiliates and Employees shall not disclose HighwayMaster Information to any person or entity other than Employees with an operational need to know, except as may be authorized by HighwayMaster in writing. Wireless Holdings and its Affiliates shall safeguard the HighwayMaster Information at least to the extent that it would safeguard its own trade secrets and proprietary and confidential information.

     b. Wireless Holdings and its Affiliates undertake the obligation to maintain in a confidential manner the HighwayMaster Information, related materials provided by HighwayMaster, and the provisions of this Agreement for the term of this Agreement and thereafter for a period of five (5) years. Upon termination of this Agreement by reason of a breach or substantial default by Wireless Holdings, Wireless Holdings, its Affiliates and Employees shall immediately return to HighwayMaster all HighwayMaster Information that is in Wireless Holdings', its Affiliates' or Employees' possession or under their control.

     c. Wireless Holdings shall immediately notify HighwayMaster of any request by any third person, court, or administrative body that the HighwayMaster Information be disclosed and shall cooperate with HighwayMaster in its efforts to protect the HighwayMaster Information from disclosure.

     d. The non-disclosure obligations of Wireless Holdings and its Affiliates shall not apply to:

          1) Information which is now in or hereafter enters the public domain without breach of this Agreement;

          2) Information known to Wireless Holdings, its Affiliates or Employees prior to the time of disclosure by HighwayMaster or independently developed by Wireless Holdings or its Affiliates without access to the HighwayMaster Information; or

          3) Information disclosed in good faith to Wireless Holdings, its Affiliates or Employees by third persons legally entitled to disclose the same.

     e. Wireless Holdings agrees that effective enforcement of this Paragraph 13 requires that the remedies available for breach of Wireless Holdings' non-disclosure obligations include, but are not limited to, injunctive relief. Therefore, Wireless Holdings waives its rights to object to any application for injunction based on this Agreement.

14.  OWNERSHIP OR USE OF PROPRIETARY INFORMATION

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     All Technical Information shall be and remain the exclusive property of
Wireless Holdings or its Affiliates, and such Technical Information shall not be used by HighwayMaster for any purpose other than the Project. No license of such Technical Information is granted except as expressly provided in this Agreement.

     All HighwayMaster Information shall be and remain the exclusive property of HighwayMaster and such HighwayMaster Information shall not be used by Wireless Holdings or its Affiliates for any purpose other than the Project. No license of such HighwayMaster Information is granted except as expressly provided in this Agreement.

15.  COMPLIANCE WITH LAWS

     Wireless Holdings and HighwayMaster shall each comply with the provisions of all applicable laws in connection with activities relating to the Technical Assistance. In particular, the Parties shall cooperate to secure any necessary approvals required for the transactions contemplated hereby. Nothing in this Agreement shall be construed to obligate or require Wireless Holdings or its Affiliates to:

     a) Perform any service or engage in any activity which would cause Wireless Holdings, any Affiliate or any Employee to be in violation of any U.S., state or local statute or regulation.

     b) Perform any service or engage in any activity, which in Wireless Holdings' or its Affiliates' sole judgment, would cause Wireless Holdings or any Affiliate to fail to comply with obligations under the Communications Act of 1934, as amended.

     c) Render any advice or provide any information, equipment, materials or other property if doing so would cause Wireless Holdings or its Affiliates to be in breach of a duty owed to a third party or would contravene the rights of a third party in such information, equipment, materials or other property; or

     d)   Grant any patent or copyright license or sublicense.

16.  TECHNICAL IMPROVEMENTS

     If during the term of this Agreement, HighwayMaster or any Affiliate of HighwayMaster discovers or comes into possession of any improvements to the Technical Information or the design, engineering, marketing and operation of the same (hereafter collectively called "Wireless Holdings Improvements"), HighwayMaster shall immediately furnish Wireless Holdings with information on such Wireless Holdings Improvements, and shall grant Wireless Holdings a non-exclusive, perpetual right to use, free of charge, such Wireless Holdings Improvements.


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

     If during the term of this Agreement, Wireless Holdings or its Affiliates discover or come into possession of any improvements to the HighwayMaster Information or the design, engineering, marketing and operation of the same (hereafter collectively called "HighwayMaster Improvements"), Wireless Holdings or its Affiliates shall immediately furnish HighwayMaster with information on such HighwayMaster Improvements, and shall grant HighwayMaster a non-exclusive, perpetual right to use, free of charge, such HighwayMaster Improvements.

17.  ASSIGNMENT

     Wireless Holdings shall have the right to assign its rights and obligations under this Agreement to its Affiliates. Otherwise, neither Party shall assign or otherwise transfer its rights or obligations under this Agreement without the prior written consent of the other Party.

18.  NO AGENCY

     This contract does not establish a partnership or agency relationship between Wireless Holdings and HighwayMaster. Neither Wireless Holdings, its Affiliates or its Employees can obligate HighwayMaster, enter into contracts for HighwayMaster, incur debts for HighwayMaster, or in any other way bind HighwayMaster to third parties.

     Likewise, HighwayMaster cannot obligate Wireless Holdings or its Affiliates, enter into contracts for Wireless Holdings or its Affiliates, incur debts for Wireless Holdings or its Affiliates or in any way bind Wireless Holdings or its Affiliates to third parties.

19.  SURVIVAL OF OBLIGATIONS

     The Parties' obligations under this Agreement, which by their nature would continue beyond the termination, cancellation or expiration of the Agreement, shall survive any such termination, cancellation or expiration.

20.  DISPUTE RESOLUTION

     The Parties shall undertake in good faith to settle or compromise all disputes, controversies, or differences which may arise between the Parties out of the operation of this Agreement ("Disputes") by means of amicable discussions. Except as set forth in paragraphs 12e and 13e, and except for HighwayMaster's failure to make payments due under paragraph 9, and except for matters requiring immediate injunctive relief, all Disputes which cannot be so settled or compromised shall be dealt with as follows:

     a) Neither of the Parties hereto shall be deemed to be in breach of any of the terms of this Agreement and neither party shall seek or be entitled to enforce any remedy for any breach, unless said breach is not cured or corrected within thirty (30) calendar days following receipt of written notice of claimed breach by the Party against whom such breach is claimed.

     b) If the Dispute is not resolved during the first 30 days following receipt of written notice of the Dispute as set forth in subparagraph (a) above or the provisions of subparagraph (a) do not apply for any reason, any Party may notify the other Party of its desire to have a Dispute mediated by sending notice of such intention to the other Party. The Parties will use their best efforts to agree on a mediator within 20 days of receipt of the notice of the desire to have the Dispute mediated. If the Parties cannot so agree, the matter shall be referred to the American Arbitration Association ("AAA") for appointment of a mediator pursuant to AAA's commercial mediation rules.

     b) Promptly upon selection of a mediator, the Parties shall provide to the mediator copies of the Parties' notices and shall request that the mediator meet with the Parties within twenty (20) days to consider and propose a resolution or a procedure for reaching a resolution.

     c) The mediator shall devise a resolution on the basis of fairness and practicality with reference to this Agreement and the fact situation leading to the Dispute, and the Parties shall use their best efforts to have the mediator propose a resolution to the Parties within ten (10) days of the date of their first meeting.

     d) Each Party shall, within ten (10) days after receiving the mediator's proposed resolution, notify the other Party of its acceptance or non-acceptance of the proposed resolution.

     In case any Dispute cannot be resolved by the mediation procedures set forth above, any Party may demand arbitration thereof, and the Dispute shall be finally settled by arbitration according to the rules of the AAA. The Parties agree that service of any document relating to such arbitration to their addresses specified herein, shall be valid and sufficient. Each Party waives to the fullest extent possible at law any entitlement it might otherwise have to seek judicial review of any such arbitration award.

21.  FORCE MAJEURE

     Neither Party to this Agreement shall be liable for any default or delay caused by any contingency beyond its reasonable control, including without limitation war, strikes, lockouts, civil disturbances, unavoidable accidents, natural calamities, orders of any national, state municipal or other governmental authority or restraining orders or decrees of any governmental bodies having jurisdiction of the Parties or this Agreement. In the event of such force majeure event, the Party invoking this section shall promptly give written notice to the other Party together with full details.

22.  ENTIRE AGREEMENT

     This Agreement constitutes the full and complete understanding of the Parties and supersedes all prior written or oral agreements or understandings or agreements purporting to modify or vary the terms of this Agreement. No modifications or additions to the Agreement shall be binding unless hereafter made in writing and signed by a duly authorized representative of the Party to be bound.

23.  TERM

     This Agreement shall be effective from the day it is signed and shall terminate three (3) years after Closing.

24.  HEADINGS

     Section headings as to the contents of the particular sections are for convenience only and are in no way to be construed as part of this Agreement or as a limitation of the scope of the particular sequence to which they refer.

25.  SEVERABILITY

     In the event any term or provision of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegally or unenforceability shall not affect any other term or provision of the Agreement, and this Agreement shall be interpreted and construed as if such term or provisions, the extent they are invalid, illegal or unenforceable, had never been contained in this Agreement, provided, however, such invalidity illegally or unenforceability shall not result in a material change of this Agreement.

26.  NOTICE

     Any notice or other communication required or permitted to be given under this Agreement shall be in writing and shall be deemed sufficiently given if delivered by hand, by facsimile, by registered mail or by prepaid, first class mail addressed as follows:

     If to HighwayMaster:     HighwayMaster Communications, Inc.
                              16479 Dallas Parkway, Suite 710
                              Dallas, Texas 75248


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


                              Attention: William Saunders,
                              Chief Executive Officer
                              Fax Number: 972-250-0182


     If to Wireless Holdings: Southwestern Bell Wireless Holdings, Inc.
                              17330 Preston Road
                              Suite 100A
                              Dallas, Texas 75252
                              Fax Number: 972-733-2012
                              ATTENTION: President

     or to such addressee or addresses as may be specified from time to time in a written notice given by such party in the above specified manner. Any notice shall be deemed to be served on the day on which personally served, or if given by facsimile, on the second business day following the date of confirmed receipt of such communications, or if given by prepaid mail or prepaid registered or certified mail on the fourth (4th) day after being posted or on the date of actual receipt, whichever date is later. The Parties agree to acknowledge receipt of any notice delivered by hand.

27.  BINDING EFFECT

     This Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective successors and permitted assigns.

28.  CHOICE OF LAW

     This Agreement shall be governed by and construed in accordance with the laws of Texas without regard to that state's conflict of laws rules.

29.  TERMINATION.

     In the event that the Escrow Fund (as defined in a separate Escrow Agreement among Wireless Holdings, HMCI and Texas Commerce Bank, N.A. dated as of September 27, 1996 (the "Escrow Agreement")) is released to Wireless Holdings, pursuant to the terms of the Escrow Agreement, this Agreement shall thereafter become void and have no effect, and neither HighwayMaster nor Wireless Holdings shall have any liability to the other or its Affiliates by virtue of the provisions of this Agreement or in connection with the transactions contemplated hereby.

     IN WITNESS WHEREOF, the Parties have executed this Agreement on this 27th day of September, 1996.

HIGHWAYMASTER CORPORATION

By:  /s/ William Saunders
   -----------------------------------------
Title:    President
      --------------------------------------
Date: 9/27/1996
     ---------------------------------------

SOUTHWESTERN BELL WIRELESS HOLDINGS, INC.

By:  /s/ Stan Sigman
   -----------------------------------------
Title: President and Chief Executive Officer
      --------------------------------------
Date: 9/27/1996
     ---------------------------------------









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